May 13, 1999

CONFIDENTIAL

Attn: William Underhill, Esq.
Office of Small Business
Division of Corporation Finance
United States Securities and Exchange Commission
450 Fifth, N.W.
Washington D.C., 20549

     Re: Rule 4(2) of the Securities Act of 1933 (the "Act"), private issuance of one hundred twenty-eight thousand (128,000) Shares of Oak Brook Capital II, Inc.

Dear Mr. Underhill:

     I render herewith my opinion as to certain matters pursuant to the "gifting" of one hundred twenty-eight thousand (128,000) shares (the "Shares") of Oak Brook Capital II, Inc. (hereinafter referred to as "Oak Brook" and/or "Company"), a Colorado corporation, involved in a private placement of common shares of the Company.

     In rendering my opinion, I have examined and relied upon the following:

     (a) The Articles of Incorporation (the "Articles") of the Company, filed with the State of Colorado;

     (b) The materials contained in Amendment No. 1 to the Form 10SB Registration Statement ("Form 10SB") of the Company, filed March 15, 1999, Corporate Authorizations, Director Resolutions and Shareholder Ledger dated September 1, 1998 (the "Confidential Documents") concerning the placement of the Shares;

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     (c)  The Certificate of Incorporation of the Company.  The opinions expressed in subparagraphs three, four, six, seven, nine and ten below, as to factual matters, are given in reliance upon the Company's Securities Certificate;

     (d) Such other documents and instruments as I have deemed necessary in order to enable me to render the opinions expressed herein.

For the purposes of rendering this opinion, I have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed. Furthermore, I express no opinion as to the validity of any of the assumptions, form, or content of any financial or statistical data contained in the Confidential Documents. I do not assume any obligation to advise your office, beyond the opinions specifically expressed herein. The terms used in this opinion shall have the meaning ascribed to them in the Form 10SB and other documents relied upon in rendering my opinion. As used in paragraphs five and nine hereof the phrase "of which I have knowledge" means that such knowledge is based solely upon conversations with representatives of Oak Brook and a review of my own files.

     Based upon the foregoing assumptions, my review of the above documents and my reliance, as to factual matters, upon the representations in the Company's Certificate, and subject to the qualifications listed herein, I am of the opinion that the placement of said Shares has taken place within the gambit of Rule 4(2) of the Securities Act of 1933 (the "Act"):


I.  Overview--The Federal Section 4(2)Exemption:

Section 4(2) of the Securities Act of 1933 exempts "transactions by an issuer not involving any public offering." The administrative and judicial interpretations of that provision have focused on five factors in determining the availability of the exemption:

1.    Ability of offerees to fend for themselves,
2.    Availability of information,

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3.    Manner of offering,
4.    Number of offerees and purchasers, and
5.    Absence of redistribution.

A.   Ability of Offerees to Fend for Themselves

The legislative history of the Section 4(2) exemption referred, among other things, to circumstances "where there is no practical need for the bill's application." The absence of the need for the protections provided by registration under the Securities Act, i.e., the ability of offerees to fend for themselves, has been a touchstone of judicial interpretation of the exemption.

The seminal case of SEC v. Ralston Purina Co. Focused on the ability of the offerees to fend for themselves, i.e., whether they needed the protection of the Act. The Supreme Court also referred to "access" to the "kind of information which registration would disclose." Access was not defined, however. Ralston Purina involved a sale of securities under a key executive stock option plan with several hundred eligible participants. Since many of the participants appeared to have neither economic bargaining power nor a relationship to the company that would give them the ability to obtain necessary information, the Court held that the exemption was unavailable.

The cases since Ralston Purina have not definitively outlined the required access. Some courts have found the requirement satisfied where the offeree has a close personal family or employment relationship to the issuer. In Gilligan, Will & Co. v. SEC., the Second Circuit held that a sale to three purchasers did not qualify as a private offering because the purchasers lacked the required relationship to the issuer and the knowledge needed to evaluate the offering. The Securities and Exchange Commission's litigating position in its appellate brief in the infamous Continental Tobacco case maintained that economic bargaining power was not enough to convey access, and that a permitted private place had to be virtually an insider with respect to the issuer.
In such circumstances where the offerees have a close relationship to the issuer, the public benefits of requiring registration would be viewed as too remote.

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In 1974, the SEC promulgated Securities Act Rule 146 to provide more objective standards for the application of the limited offering (or "private placement") exemption. Since the adoption of former Rule 146, "ability to fend for themselves" has sometimes been divided into two components: ability to bear the risk (which the SEC may construe as the investor's ability to afford the loss of an entire investment, although commentators urge that the probability of loss also be considered) and "sophistication." The precise definition of sophistication is not clear, but it has been generally interpreted to mean the ability to understand the risks of the particular investment. Rule 506 eliminated the economic risk test of Rule 146 but maintains the requirement of a subjective sophistication determination for non-accredited investors as to whether such a purchaser, either alone or with a purchaser representative, is able to evaluate the merits and risks of the investment.

Based upon the foregoing, we are of the opinion that based upon management's special relationship to each shareholder receiving a gift of securities, the lack of any monies being invested and the ability to provide the necessary updated information to each shareholder, the Company has satisfied this element of the test for availability of its characteristics as they apply to Rule 4(2).

B.   Availability of Information

Establishing the statutory 4(2) exemption requires proof that the offerees had access to registration-type information through economic bargaining position, family or personal relationship, employment, or by some other means. Former Rule 146(e) required information or access. Regulation D requires the delivery of information rather than access to information for investors other than accredited investors.

Despite judicial suggestions to the contrary, the better view is that the information provided need not be the same as registration would provide but should be the same kind of information, i.e., basic information concerning the issuer's financial condition, results of operations, business, property, and management. Information should also be given as to the use of proceeds and, to the extent material, tax considerations and risk factors. In Livens v. William D. Witter, Inc., the exemption

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was held available, although the purchaser did not receive financial statements because the issuer lacked records from which such statements could be prepared. The court concluded that, since the purchaser was informed of the deficiency in the information available(although no one appreciated the significance of such unavailability) and was willing to proceed with the transaction, the material information had been given and, under the circumstances, the omission was not material.

We are of the opinion that each offeree has access to the identical kind of information which would have been furnished to him by a registration statement since the Form 10SB, and subsequent amendments, are on file with the Commission's EDGAR system.

C.   Manner of Offering

The manner of offering is an important element in determining the availability of the statutory 4(2) exemption. Generally, the issuer should offer its securities through direct communications to offerees or their representatives. No general solicitation or advertising is permitted. In addition, the number of offers should be limited as discussed below.

A few courts have de-emphasized the manner of offering element and replaced it with requirements that focus on the type of offeree being solicited. For example, in SEC v. Universal Major Industries Corp., the court stated that it was not the manner of offering but the class of offerees to whom the offering was made that determined the availability of the exemption. It has been suggested that the issue of the class of offeree (i.e., a person who has the ability to fend for himself) should be a separate requirement in addition to that prescribing the manner of offering.

We are of the opinion that the Company's officers and directors used no general solicitation or advertising to grant the gifted shares, but rather specifically chose family members and close friends to receive certain Shares. Although seventy-seven offerees exist, the Company is of the opinion that based upon many of the offerees being minor/dependent children or "close" family members of offerees the Company knows to be "accredited" investors, the aggregate number of purchasers will actually fall

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below the thirty-five (35) non-accredited threshold as prescribed by
Regulation D.

D.   Number of Offerees and Purchasers

The number of offerees and purchasers is another significant factor affecting the availability of the Section 4(2) exemption. The Section 4(2) exemption, unlike Rule 506, is tested against both the number and qualifications of offerees rather than the number and qualifications of purchasers.
However, the existence of a large number of purchasers in fact (excluding, however, the large institutional investors) makes it less likely that each offeree met the qualification criteria and may also be indicative of a general solicitation.

The Ralston Purina decision states that there is no absolute maximum number of offerees which would, if exceeded, result in the loss of the exemption. It is also clear that no permissible minimum number of offerees exists; an offering to even one person, if that person lacks the requisite qualifications, may result in a public offering. Nevertheless, securities practitioners long followed, at least until the advent of former Rule 146, the "Rule of 25" derived from an early opinion of the SEC's General Counsel, which viewed 25 non-sophisticated offerees as the appropriate ceiling for a statutory private placement. Former Rule 146 focused attention more on the manner of offering, to which the numbers of offerees and purchasers may be relevant.

The manner of offering continues to be relevant under Rule 506, although the elimination of offeree qualification requirements makes the nature of the offerees less significant. Outside of the institutional private placement situation, most experienced counsel find their comfort level diminishing as the number of offerees and purchasers increases, since the likelihood of all offerees and purchasers meeting the qualification criteria decreases as their numbers grow.

We are of the opinion that the Company did not solicit any unknown investors and all communications regarding the "gifted" transactions were made to donees personally known by the Company, exclusively family members and close friends who maintain a special relationship to the Company.

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F.   Absence of Redistribution

If the purchaser in an offering immediately resells the securities in a manner that would transform the overall transaction into a public offering (i.e., if such purchaser effects a public distribution of the securities), the Section 4(2) exemption is lost. Some consideration of the subjective intent of the purchaser is unavoidable because of the category of statutory underwriter created by Section 2(11) of the Securities Act of 1933, which makes someone who purchases from an issuer with "a view to distribution" an underwriter. However, the Section 4(2)exemption does not preclude a private resale of privately placed securities.

The Section 4(2) exemption does not require any particular enforcement devices to prevent distributions, such as the placement of restrictive legends on certificates or the issuance of stop transfer instructions to transfer agents. However, those procedures and receipt of an investment letter buttress the claim that the transaction was exempt in the view of both the SEC and the courts.

We are of the opinion that the Company has taken the following action to ensure that a public re-distribution of the Shares does not take place:

     (i) a "restrictive" legend will be placed on each stock certificate issued to donees in connection with the gifting transactions;

     (ii) "stop transfer" order instructions will be placed on each stock certificate issued to donees in connection with the gifting transactions;

     (iii) donees have been placed on notice that their securities will need to be sold in compliance with Rule 144 of the Act, and may not be transferred otherwise;

     (iv) disclosure has been set forth throughout the Form 10SB describing the above restrictions.

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II.  State Exemptions Following the Section 4(2) Exemption:

A number of states exempt from their registration requirements offers and sales exempt from federal registration by reason of Section 4(2) of the Securities Act. That provision provides an exemption for transactions not involving a public offering and constitutes the issuer private placement exemption. The exemption may explicitly refer to Section 4(2) of the Securities Act or may exempt non-public offerings. Of course, those jurisdictions without general securities registration requirements, including Colorado, District of Columbia, New York, and Nevada may also rely on the Section 4(2) exemption.

We are of the opinion that the Company may rely on the following state exemptive provision's that are applicable to the private placement contemplated herein and that no further requirements are necessary in the respective jurisdictions to ensure the availability of such states' various private placement exemptions:

                    No. Of Shareholders      Exemptive
State               Receiving Gift           Provision

Rhode Island        20                       1992 Reenactment,
                                             General Laws of Rhode Island, as
                                             amended, Sec. 7-11-402(10)

Colorado            15                       Colorado Rev. Statutes, 192 Laws
                                             1990, H 1222, Sec. 11-51-308

Texas               12                       Texas Rev. Statutes, Securities
                                             Act of 1957, Sec. 5(581-5) IC

Georgia              5                       Georgia Securities Act of 1973,
                                             Sec. 10-5-9; Subsec. (5)(13)

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Arizona              6                       Arizona Rev. Statutes, Sec.
                                             44-1844(1)

Wisconsin            4                       Wisconsin Rev. Statutes, 87-
                                             88, Sec. 551-23(11)

Massachusetts        4                       General Laws of MA, 1990,
                                             Sec. 402(b)(9)

Minnesota            3                       Minnesota Statutes, 86, Sec.
                                             80A-15, subd 2(a)(1)

Maine                3                       Maine Rev. Statutes, Sec. 10
                                             502(2Q)

Maryland             2                       Annotated Code of Maryland,
                                             Sec. 11-602(9)

New Jersey           1                       New Jersey Statutes
                                             Annotated, Sec. 49:3-50(b)9

New York             1                       New York Consolidated
                                             Laws, Sec. 352-G

Connecticut          1                       Title 366, CT Sec. Law &
                                             Business Opportunity
                                             Investment Act, Sec. 36b-
                                             21(b) 15

Florida              1                       Florida Statutes, 1987, Sec.
                                             517.061 11(a)

Illinois             1                       Illinois Laws, Sec. 4(514) 6.1


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We are of the opinion that the Company has confirmed that the following states have adopted the National Securities Markets Improvement Act of 1996 which provides for exemptive provisions applicable to the status of secondary trading in the "gifted" securities following the distribution to the shareholders:

Section 18(b) of the Securities Act of 1933, i.e., Subsection 18(b)(1), 18(b)(2), 18(b)(3) and 18(b)4 defines a "covered security" or "federal covered security". Exempt from state regulation are (1) investment companies registered under the Investment Company Act of 1940; (2) certain securities listed on nationally-recognized stock exchanges; (3) offers or sales made to qualified purchasers; (4) certain transactions exempt from registration under the Securities Act of 1933; (5) investment advisers with assets over $25,000,000; and (6) Rule 506 offerings. States are still allowed to regulate smaller offerings, penny stocks, intrastate offerings, and certain limited offerings. Except for certain exchange-listed securities, the states may still require notice filings and have the power to require registration or suspend offerings for which notices have not been filed.

In particular, Section 18(b)(4)(A) provides that a security is a covered security with respect to a transaction that is exempt from registration pursuant to paragraph (1) or (3) of Section 4, and the issuer of such security files reports with the Commission pursuant to Section 13 or 15(d) of the securities Exchange Act of 1934.

Section 4(1) exempts transactions by any person other than an issuer, underwriter, or dealer.

Section 4(3) exempts transactions by a dealer (including an underwriter no longer acting as an underwriter in respect of the security involved in such transaction), except--

(A) transactions taking place prior to the expiration of 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter;

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(B) transactions in a security as to which a registration statement has been filed taking place prior to the expiration of 40 days.

The following states have adopted laws and/or regulations addressing Section
(b)(4)(A) of NSMIA:

Arizona                  Georgia
Illinois                 Maine
Maryland                 Minnesota
New Jersey               Rhode Island
Texas                    Wisconsin

Based upon the foregoing. We are of the opinion that "secondary trading" opportunities will exist pursuant to Sections 18(b)(4)(A), 4(1), 4(3) or 4(4) of the Act, in the states referenced above, provided that the Company continues to timely files reports required under Section 13 or 15(d) of the Exchange Act and effectuate any filings that may be required in each respective state listed above, if any.

Colorado:      To obtain the exemption for "non-issuer" secondary trading
               (Colorado Rev. Statutes Sec. 11-51-308(1)(b)(V)), the Company will be required to file Form ST with the Securities
               Commissioner in order for the transactional securities registration exemption to apply.

Connecticut:   Section 4(1), 4(3) ane 4(4) of the Act have ben adopted
               and provide an exemption for "non-issuer", secondary trading transactions. Regulations also provide an exemption for sales made through registered "broker/dealers".

Florida: Sec. 517.061, Florida Statutes provides that the offer or sale of securities in a transaction exempt under Section 4(1) of the Act is an exempt transaction, so long as the person has owned the securities for at least one (1) year.

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Massachusetts: Section 4(1), 4(3) ane 4(4) of the Act have been adopted and provide an exemption for "non-issuer", secondary trading transactions. Regulations also provide an exemption for sales made through registered "broker/dealers".

New York:      Sec. 352-g of the New York Consolidated Laws, provides an
               exemption for "secondary trading"

Although the above information provides "secondary trading" exemptions for the donees, provided they sell in full compliance with Rule 144 of the Act, nonetheless, the Company must still timely file the reports required to be filed as prescribed by Section 13 or 15(d) of the Exchange Act and must file any required material with each respective state authority:

Redistribution - Rule 144

     Rule 144 of the Securities Act lists criteria under which restricted securities and securities held by affiliates or control persons may be resold without registration. The rule prevents the creation of public markets in securities when the issuers have not made adequate current information available to the public. Preliminary Note to Securities Act Rule 144. The requirements of Rule 144(b) through (i) include provisions that:

     1) current public information be available regarding the issuer of the securities;

     2) at least one year elapse between the time the securities are acquired from an issuer or affiliate and the date the securities are resold under the rule;

     3) the amount of securities able to be sold is limited, depending on whether the sale is by an affiliate or not;

     4) the securities be sold in brokers' transactions or with a market maker;

     5) Commission Form 144 be filed depending on the size of the transaction; and

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     6) the person filing the form has a bona fide intention
        to sell the securities within a reasonable time.


III. Secondary 4(2) Analysis-
     Strengths/Weaknesses for Reliance

Offerees

     1. Do the offerees need information in order to make an informed investment decision?

          Provided the receipt of a gift of stock in Oak Brook could be interpreted as an investment decision, information will be available through Exchange Act filings and personal representative discussions.

          Strength

     2. Are solicitations or offers made to an unrestricted number of persons or an unrelated group of persons?

          No

          Strength

     3.   Are the offerees all stockholders, employees, or promoters?

          No, however each offeree maintains a "special relationship" to the Company

          Weakness

     4. Do the offerees have access to the same kind of information that registration would provide?

          Yes

          Strength


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     5.   Is the number of offerees greater than 25?

          Yes

          Weakness

     6. Are the offerees sophisticated investors and business people of experience?

          Yes

          Strength

     7.   Have there been prior dealings among the parties?

          Yes

          Strength

     8. Is there a preexisting relationship between the offeror and the purchasers?

          Yes

          Strength

     9. Have the purchasers had an opportunity to inspect the issuer's records and to verify statements made to induce them to buy?

          There has been no inducement to buy

          Strength

     10.  Are the offerees insiders?

          Yes, so long as the present Board of Directors remains the same

          Strength


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     11.  Are the offerees assisted by an attorney and/or an accountant?

          Yes

          Strength

Manner of Offering

     1. Does the issuer deal directly with purchasers rather than through the facilities of a security exchange, investment bankers, or by any other means of public distribution?

          Yes

          Strength

     2. Is the offering conducted without the use of general solicitations or advertising?

          Yes

          Strength

"Coming to Rest"

     1. Are the purchasers buying with the intent of disposing of their securities or otherwise acting as "conduits for wider distribution"?

          No

          Strength

     2. Has the issuer obtained a statement of investment intent from the purchasers?

          No

          Weakness

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     3.   Has a legend been placed on the certificates that the security was purchased for investment purposes?

          Yes

          Strength

     4.   Have stop transfer orders been given to the transfer agent?

          Yes

          Strength

     5. Is the nature of the purchaser's past investment and trading practices compatible with the purchase of securities for investment purposes?

          Yes

          Strength

Historically, the private placement exemption has served a vital function--it has permitted the issuance of securities in transactions in which registration should not be reasonably required and for which no other exemption is available, including

(A) transactions in which the dollar amount involved does not warrant the effort or expense required to effect registration;

(B) transactions involving the sale of securities to insiders or its affiliates by an issuer that prefers not to make public disclosure of its internal affairs; or

(C) transactions in which the securities are being acquired by a limited number of persons who are, or are represented by persons who are, sufficiently sophisticated so that registration would not produce benefits justifying the effort and expense involved.

Based upon the responses above, the Company is of the opinion that the private placement of shares via "gift" comes within the gambit of Rule 4(2) of the Act.

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IV.  Conclusory Statements for Oak Brook

Specific Circumstances

Access to information may exist for family members, close friends and relations of the issuer's principal officers or promoters. See Doran v. Petroleum Management Crop., 545F2d 893, 903 (CA5 1977). Because of the personal relationship, it would be overly strict to insist that issuer provide these persons with all of the information given to others. See American Bar Association Position Paper on the Section 4(2) Exemption, 31 Bus Law 485, 491 (1975)

Sophistication is generally overcome if the offeree is related and informed. See SEC Rel No. 33-4552, Non-Public Offering Exemption, (Nov. 6, 1992)
Vol 1, Fed Sec L Rep (CCH). Sophistication is also generally overcome if there is a special knowledge of the issuer. See SEC Rel. No. 33-285, Factors Involved in Determining Whether Transaction is Public Offering.

All shareholders of the Company will be directed to the filing on EDGAR and are therebysupplied with the kind of information that registration would disclose and should be able "to fend for themselves".

Personal Representative Considerations

Provided any participant in the offering failed to meet the "sophistication" requirements, Rule 506 sanctions the use of a representative who advises unsophisticated participants in the offering and thus furnishes the business sophistication required by Section 4(2) that the participants lack personally. Because of the safe-harbor character of the rules and because no-action positions generally are unavailable under Section 4(2), the Division will not express a view whether the use of a purchaser or offeree representative outside Rule 506 is an acceptable method to provide the sophistication requirement of Section 4(2) as construed by the courts and the Commission. Nonetheless, Oak Brook is of the opinion that its principal officers and directors maintain this offeree representative status, based upon their role as counsel to each and everyone of the related shareholders as such shareholders are either family or close friends.

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V.   Securities Exchange Act of 1934 Release No. 32669

     We have carefully reviewed Release No. 32669 and hereby provide the following opinion with respect to the "gifting of shares" in connection with the Section 4(2) private placement contemplated hereby. Based upon our examination of Exchange Act Release No. 32669, please be advised of the following:

1. All stock certificates for the "gifted" shares reflect restrictive legends and stop orders, while the Form 10SB discloses the restrictive nature of the "gifted" shares and various selections of Rule 144 of the Act;

2. The Form 10SB filed by the Company has adequately disclosed the existence of certain restrictions, filing requirements and opinions related to secondary transactions in Oak Brook's shares;

3. We are aware that the sale of securities of corporations controlled by an issuer in which such issuer has made a public distribution by gifting may not be eligible for an exemption to registration. We maintain that every effort has been made to rely on the Section 4(2) exemption or its equivalent on a state-by-state basis, with said analysis set forth throughout this opinion. Furthermore, we remain of the opinion that the purpose of the "gifts" was not to create a "public" company, but rather to involve a foundation of related, controlled shareholders that could be beneficial for a business combination candidate to meet certain criteria with respect to the NASDAQ SmallCap market. We now realize that the Staff may be of the opinion that the business combination target company may receive some value from the "gifting" distribution, therefore disallowing the legal foundations that were initially considered and set forth hereto at Exhibit 1. Therefore, the Company has elected to rely on the section 4(2) exemption, but remains willing to immediately eradicate the "gifted" shares at the instruction of the Staff, provided doubt remains as to the availability of the exemption, or some other concern is maintained;

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4.   Under no circumstances were the "gifted" distributions made to create a public market in the Company's securities, nor was the increased shareholder base utilized so that the Company could be sold to a target company for greater consideration. The Company has included disclosure at Part II, Item 1 confirming that (i) the potential value of satisfying one element of the NASDAQ SmallCap listing requirement was not to be a determining factor in the valuation of the Company; (ii) a target company should not rely on the disclosure as significant; and (iii) there are no assurances or representations with respect to the "gifted" transactions that a target company could obtain NASDAQ SmallCap listing on the basis of such transactions;

5. Finally, the Company has no intention of utilizing the "gifted" transaction to create a public trading market, and, in fact, has on several occasions reminded shareholders throughout the Form 10SB that said securities are restricted within the meaning of Rule 144 of the Act and may not be re-sold without comprehensive compliance with the rule. As a result, we are of the opinion that the Company has no intention of utilizing the "gifted" shares as the basis for a Form 211 filing, pursuant to Rule 15c2-11 of the Exchange Act.


VI.  General Interpretation

     1. Oak Brook is a duly organized and validly existing corporation under the laws of the State of Colorado, and upon the filing of required state documents with the appropriate authorities, is fully authorized to transact the business in which it is engaged in accordance with the Form 10SB and as described in the Confidential Documents.

     2. The Confidential Documents have been duly authorized, executed and delivered by Oak Brook and are valid and binding agreements of Oak Brook, having adequate authorization and having taken all Company action necessary to authorize the indemnification provisions contained therein; provided, however, that no opinion is rendered as to the validity or enforceability of such indemnification provisions insofar as they are or may be

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Mr. William Underhill
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held to be violative of public policy (under either state or federal law)
against such types of provisions in the context of the offer, offer for sale, or sale of securities.

     3. The Shares, when issued, will be validly and legally issued under the laws of the States referenced above. The Shares, when issued, will be fully paid and non-assessable.

     4. The Shares, when issued by Oak Brook, will conform in all material respects to all statements concerning them contained in the Confidential Documents.

     5. The consummation of the transaction discussed in the Confidential Documents by Oak Brook will not result in any breach of any of the terms of, or constitute a default under, any mortgage, loan commitment, indenture, deed of trust, agreement or other instrument to which Oak Brook is a party and of which we have knowledge, or violate, insofar as it is directed to Oak
Brook, any order of any court or any federal or state regulatory body or administrative agency having jurisdiction over it or over its property and of which we have knowledge.

     6. To the best of our knowledge after making reasonable inquiry, there is not in existence, pending or threatened any action, suit or proceeding to which Oak Brook is a party, except as set forth in the Confidential Documents, before any court or governmental agency or body, which might, if decided adversely, materially affect the subject matter of the Agreement or the financial condition, business or prospects of Oak Brook.

     7. Oak Brook has been duly organized and is a validly existing corporation formed under the laws of the State of Colorado with full power and authority to own its properties and conduct its business as described in the Confidential Documents.

     8. The disclosures contained in the Confidential Documents, taken together with Oak Brook's gift to the offerees, provides access to additional information sufficient to satisfy the "information requirements" of the registration exemptions under the Act, as amended, assuming the receipt by the Investor of a copy of the Confidential Documents.

Page 21
Mr. William Underhill
May 13, 1999
______________________


     9. The descriptions in the Confidential Documents of statutes and of contracts and all other documents are accurate and fairly represent the information required to be shown when exempting a private placement from the registration provisions of the Act, as amended. Based upon Oak Brook's Certificate, we are unaware of any legal or governmental proceedings required to be described in the Confidential Documents which are not described therein or any contracts or documents of any character required to be described in the Confidential Documents which are not described as required.

     10. Based upon, and assuming the accuracy and verity of, the representations prepared and maintained by Oak Brook pursuant to the "gifted" transaction and the executed Stock Certificate in the form included in the Agreement and accompanying the Confidential Documents, we are of the opinion that the sophistication of recipients of the Shares, as well as the general solicitation "threshold" is in compliance with the requirements exempting an offer and sale from the registration provisions of the Act, as amended.

     Nothing herein shall constitute an opinion as to the laws of any state or jurisdiction other than the laws of the States of Rhode Island, Texas, Georgia, Arizona, Wisconsin, Massachusetts, Minnesota, Maine, Maryland,
New Jersey, Connecticut, New York, Colorado, Florida and Illinois and federal law regardless of the selected choice of law stated in any document discussed in this letter.

     Our opinions are limited to the specific opinions expressed above. No other opinions are intended to be inferred therefrom. This opinion is addressed to and is for the benefit solely of the Staff and the Company, and no other person or persons shall be furnished a copy of this opinion or are entitled to rely on the contents herein without our express written consent; provided, however, that the Board of Directors of the Company shall be entitled to rely on this opinion. In the event that any of the facts are different from those which have been furnished to us and upon which we have relied, the conclusions as set forth above cannot be relied upon.

Page 22
Mr. William Underhill
May 13, 1999
______________________


     The opinions contained in this letter are rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.

                                   Very truly yours,

                                   /S/ Mark T. Thatcher
                                   Mark T. Thatcher, Esq.


MTT/jet
4(2)
cc:  Gerard Werner, Esq.
     Dennis W. Bersch, CPA
     James D. Prescott, CPA

                            Exhibit 1

In General

Given the existence of a security, what constitutes an "offer" or "sale" of that security is of paramount importance. There must be an "offer" or "sale" of a security for a transaction to come within the scope of the blue sky laws. The "offer" or "sale" of a security must be within a state for that particular state's securities laws to apply.

An "offer" not followed by a "sale" has consequences under the blue sky laws. For instance, criminal liability under the blue sky laws may attach to an "offer" of a security in violation of the law as well as to a completed sale in violation of the law.

Furthermore, fraud in connection with the "offer" of a security will subject the party committing the fraud to many of the same potential consequences (i.e., civil injunction, criminal prosecution) as fraud in connection with the completed sale of a security. Also, offers to sell securities for which a registration statement has been filed (usually with the SEC as well as with the state) may be exempt transactions during the waiting period before the registration statement becomes effective. However, civil liability will not attach to an offer only, because there is no injury upon which civil liability may be based.

The terms "offer" and "sale" are broadly defined in the Uniform
Securities Act. Consequently, the definition of these terms in common law contracts does not apply for blue sky law purposes.


Statutory Definitions of "Offer" and "Sale"

The Uniform Securities Act definition of "sale" has been adopted by a number of states. The transfer of the security, or security interest, must be "for value." Outright gifts of securities are not sales within the meaning of the Uniform Act definition and are therefore excluded from the scope of the blue sky laws. Even states that have adopted "sale" definitions different from the Uniform Act provision are in accord with this principle.

To have their securities acts cover both sales and offers, a number of states have broadened their definition of "sale" to include offers or offers to sell. The Uniform Securities Act and jurisdictions following its example have rejected this approach and instead contain a separate definition of "offer."

Again, the definition does not apply to offers of absolute gifts of securities. Further, the provision does not apply to buyers of securities. Hence, if a person in the market to buy securities makes an offer to buy, it is not an "offer" within the definition unless the offer has been solicited by the seller. This principle is also applicable in states not adopting the Uniform Act definition. That the offer is made by the purchaser does not exclude the transaction from being a sale once the sale is consummated or a contract to sell is executed.

In certain cases, it has been held that transfers not involving consideration were not sales. What type of consideration will bring a transaction within the definition of a sale of securities has been addressed by the blue sky statutes: every state defining "offer" or "sale" requires that the sale or offer be in exchange for some value. In the early days of blue sky regulation it was contended in one state that an exchange or trade of securities constituted a barter and was not a sale encompassed by the statute. The view was rejected and the decision that security trades were sales was followed in other states. Today, a number of states specifically include exchanges of securities as sales in the statutes, although it is unlikely that the omission of such phrasing (as in the Uniform Securities Act) would remove barters from the scope of the blue sky laws.

Statutory Inclusions Within the Definitions of "Offer" and "Sale"

In addition to the basic definition of "offer" and "sale" the blue sky laws of most jurisdictions also define certain types of dispositions of securities (such as securities given as bonuses, gifts of assessable stock, warrants, subscriptions, and convertible securities) as an offer and sale. Many of the statutory inclusions within the definition of "offer" and "sale," such as a security given as a bonus, as well as many of the statutory exclusions from those definitions, such as stock dividends, result from a determination that the disposition has been made either for value or not for value.

Gifts of Assessable Stock

When a corporation has the power to have its stockholders pay additional sums for their stock, the stock is referred to as "assessable." The word "assessable" is used in connection with corporate stock to mean that the corporation has the right to demand that shareholders pay additional amounts on fully paid stock. Assessments may be enforced by suits against the stockholder or by forced sale of the stock. Unpaid stock subject to call is sometimes said to be subject to assessment.

Under the provisions of the Uniform Securities Act and the statutes of a number of states, gifts of assessable stock are transactions involving an offer and sale. This is entirely consistent with the statutory definitions of "offer" and "sale," since stock recipients must pay value to retain their securities.

Offer of Rescission

Pennsylvania has a unique provision that includes an offer of rescission within its definition of offer and sale. A rescission offer may be made by a buyer or seller as a defense against a civil action for violation of the registration or antifraud provisions. The offer must be sent before suit is commenced and
(1) state the respect in which liability arises; (2) advise the potential plaintiff of his rights; (3) state the terms of the rescission and restitution offer regarding the security and the consideration; and (4) provide that the offer may be accepted within thirty days or such shorter period as the Commission may prescribe.

Rescission offers are processed in the same way as offerings to be registered by qualification; there are no exemptions from registration for rescission offers.


Section 2 [15 U.S.C. § 77b]  Definitions

(a)   Definitions

When used in this subchapter, unless the context otherwise requires--

(1) The term "security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

(2) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof. As used in this paragraph the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

(3) The term "sale" or "sell" shall include every contract of sale or disposition of a security or interest in a security, for value. The term "offer to sell", "offer for sale", or "offer" shall include every attempt or offer to dispose of, or solicitation of an offer to buy, a security or interest in a security, for value. The terms defined in this paragraph and the term "offer to buy" as used in subsection (c) of section 77e of this title shall not include preliminary negotiations or agreements between an issuer (or any person directly or indirectly controlling or controlled by an issuer, or under direct or indirect common control with an issuer) and any underwriter or among underwriters who are or are to be in privity of contract with an issuer (or any person directly or indirectly controlling or controlled by an issuer, or under direct or indirect common control with an issuer). Any security given or delivered with, or as a bonus on account of, any purchase of securities or any other thing, shall be conclusively presumed to constitute a part of the subject of such purchase and to have been offered and sold for value. The issue or transfer of a right or privilege, when originally issued or transferred with a security, giving the holder of such security the right to convert such security into another security of the same issuer or of another person, or giving a right to subscribe to another security of the same issuer or of another person, which right cannot be exercised until some future date, shall not be deemed to be an offer or sale of such other security; but the issue or transfer of such other security upon the exercise of such right of conversion or subscription shall be deemed a sale of such other security.

(4) The term "issuer" means every person who issues or proposes to issue any security; except that with respect to certificates of deposit, voting-trust certificates, or collateral-trust certificates, or with respect to certificates of interest or shares in an unincorporated investment trust not having a board of directors (or persons performing similar functions) or of the fixed, restricted management, or unit type, the term "issuer" means the person or persons performing the acts and assuming the duties of depositor or manager pursuant to the provisions of the trust or other agreement or instrument under which such securities are issued; except that in the case of an unincorporated association which provides by its articles for limited liability of any or all of its members, or in the case of a trust, committee, or other legal entity, the trustees or members thereof shall not be individually liable as issuers of any security issued by the association, trust, committee, or other legal entity; except that with respect to equipment-trust certificates or like securities, the term "issuer" means the person by whom the equipment or property is or is to be used; and except that with respect to fractional undivided interests in oil, gas, or other mineral rights, the term "issuer" means the owner of any such right or of any interest in such right (whether whole or fractional) who creates fractional interests therein for the purpose of public offering.

(5) The term "Commission" means the Securities and Exchange
Commission.

(6) The term "Territory" means Puerto Rico, the Virgin Islands, and the insular possessions of the United States.

(7) The term "interstate commerce" means trade or commerce in securities or any transportation or communication relating thereto among the several States or between the District of Columbia or any Territory of the United States and any State or other Territory, or between any foreign country and any State, Territory, or the District of Columbia, or within the District of Columbia.

(8) The term "registration statement" means the statement provided for in section 77f of this title, and includes any amendment thereto and any report, document, or memorandum filed as part of such statement or incorporated therein by reference.

(9) The term "write" or "written" shall include printed, lithographed, or any means of graphic communication.

(10) The term "prospectus" means any prospectus, notice, circular, advertisement, letter, or communication, written or by radio or television, which offers any security for sale or confirms the sale of any security; except that (a) a communication sent or given after the effective date of the registration statement (other than a prospectus permitted under subsection (b) of section 77j of this title) shall not be deemed a prospectus if it is proved that prior to or at the same time with such communication a written prospectus meeting the requirements of subsection (a) of section 77j of this title at the time of 1 such communication was sent or given to the person to whom the communication was made, and (b) a notice, circular, advertisement, letter, or communication in respect of a security shall not be deemed to be a prospectus if it states from whom a written prospectus meeting the requirements of section 77j of this title may be obtained and, in addition, does no more than identify the security, state the price thereof, state by whom orders will be executed, and contain such other information as the Commission, by rules or regulations deemed necessary or appropriate in the public interest and for the protection of investors, and subject to such terms and conditions as may be prescribed therein, may permit.

(11) The term "underwriter" means any person who has purchased from an issuer with a view to, or offers or sells for an issuer in connection with, the distribution of any security, or participates or has a direct or indirect participation in any such undertaking, or participates or has a participation in the direct or indirect underwriting of any such undertaking; but such term shall not include a person whose interest is limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission. As used in this paragraph the term "issuer" shall include, in addition to an issuer, any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

(12) The term "dealer" means any person who engages either for all or part of his time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person.

(13) The term "insurance company" means a company which is organized as an insurance company, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and which is subject to supervision by the insurance commissioner, or a similar official or agency, of a State or territory or the District of Columbia; or any receiver or similar official or any liquidating agent for such company, in his capacity as such.

(14) The term "separate account" means an account established and maintained by an insurance company pursuant to the laws of any State or territory of the United States, the District of Columbia, or of Canada or any province thereof, under which income, gains and losses, whether or not realized, from assets allocated to such account, are, in accordance with the applicable contract, credited to or charged against such account without regard to other income, gains, or losses of the insurance company.

(15) The term "accredited investor" shall mean--

(i) a bank as defined in section 77c(a)(2) of this title whether acting in its individual or fiduciary capacity; an insurance company as defined in paragraph (13); an investment company registered under the Investment Company Act of 1940 [15 U.S.C. 80a-1 et seq.] or a business development company as defined in section 2(a)(48) of that Act [15 U.S.C. 80a-2(a)(48)]; a Small

Business Investment Company licensed by the Small Business Administration; or an employee benefit plan, including an individual retirement account, which is subject to the provisions of the Employee Retirement Income Security Act of 1974 [29 U.S.C. 1001 et seq.], if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act [29 U.S.C. 1002(21)], which is either a bank, insurance company, or registered investment adviser; or

(ii) any person who, on the basis of such factors as financial sophistication, net worth, knowledge, and experience in financial matters, or amount of assets under management qualifies as an accredited investor under rules and regulations which the Commission shall prescribe.

(b) Consideration of promotion of efficiency, competition and capital formation. Whenever pursuant to this title the Commission is engaged in rulemaking and is required to consider or determine whether an action is necessary or appropriate in the public interest, the Commission shall also consider, in addition to the protection of investors, whether the action will promote efficiency, competition, and capital formation.